UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 23, 2020

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer Identification No.)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	CZWI	NASDAQ Global Market SM

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2020, Citizens Community Bancorp, Inc., a Maryland corporation (the “Company”), together with its wholly-owned subsidiary, Citizens Community Federal, N.A. (the “Bank”), entered into Addendum No. 1 to the Second Amended and Restated Executive Employment Agreement dated November 1, 2019 (the “Bianchi Employment Agreement”) with Stephen Bianchi, Chairman, President and CEO (the “Bianchi Addendum”), and an Addendum No. 1 to the Amended and Restated Executive Employment Agreement dated November 1, 2019 (the “Broucek Employment Agreement” and with the Bianchi Employment Agreement the “Employment Agreements”) with James S. Broucek, Chief Financial Officer (the “Broucek Addendum” and with the Bianchi Addendum, the “Addenda”). The purpose of the Addenda is to provide Mssrs. Bianchi and Broucek with enhanced retention arrangements that are more in line with the executive retention arrangements in place at the Company’s peers. Capitalized terms used, and not defined herein, have the meanings provided in the Employment Agreements.

The Bianchi Addendum provides that in the event of a Change in Control, in the event of his termination of employment and subject to certain conditions, Mr. Bianchi would be eligible to receive:

•
Increased from 200%, a payment equal to 250% of his annual salary at the time of termination, plus the amount of a pro-rated incentive award pursuant to the terms of the Bank’s Executive Short Term Incentive Plan (calculated as provided in the Addenda); and

•	Increased from 18 months, continued participation in the Company’s medical and dental plans with the full monthly premiums to be paid by the Company for up to 30 months.

The Broucek Addendum provides that in the event of a Change in Control, in the event of his termination of employment and subject to certain conditions, Mr. Broucek would be eligible to receive:

•
Increased from 125%, a payment equal to 200% of his annual salary at the time of termination, plus the amount of a pro-rated incentive award pursuant to the terms of the Bank’s Executive Short Term Incentive Plan (calculated as provided in the Addenda); and

•	Increased from 15 months, continued participation in the Company’s medical and dental plans with the full monthly premiums to be paid by the Company for up to 24 months.

The foregoing description of the Addenda does not purport to be complete and is subject to and qualified in its entirety by the full text of such Addenda, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2020, the Company approved an amendment (the “Amendment”) to Article I, Section 10 of its bylaws (the “Bylaws”). Before the Amendment, the Bylaws provided that the Company was opted out of the Maryland Control Share Acquisition Act. In general, the Maryland Control Share Acquisition Act limits an “acquiring shareholder’s” right to vote any shares that constitute control shares and are acquired without the approval of two thirds of the Company’s stockholders. Pursuant to the Amendment, the Company is, for a period of 18 months from April 23, 2020 through October 23, 2021, opting into the Maryland Control Share Acquisition Act. Under the Amendment, the board of directors of the Company can, prior to an acquisition of shares that constitute control shares, grant voting rights to the control shares.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of such Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.  The following exhibit is being furnished herewith:

3.1	Amendment to the Bylaws of Citizens Community Bancorp, Inc. dated April 23, 2020
10.1	Addendum No. 1 to the Second Amended and Restated Executive Employment Agreement with Stephen Bianchi, dated April 23, 2020
10.2	Addendum No. 1 to the Amended and Restated Executive Employment Agreement with James Broucek, dated April 23, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: April 28, 2020	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer